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PRESS RELEASE                                                      EXHIBIT 99.1


                                   [L3 LOGO]
                       ----------------------------------
                         L-3 Communications Corporation
                                600 Third Avenue
                               New York, NY 10016
                         212-697-1111 Fax: 212-682-9553


                                                           NEWS


Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

                                                           For Immediate Release

Contact:   FD Morgen-Walke
           Investors: Eric Boyriven, Olivia Pirovano
           Media: Evan Goetz
                  212-850-5600


            L-3 COMMUNICATIONS ANNOUNCES COMPLETION OF DEBT OFFERING

NEW YORK, NY, May 21, 2003 - L-3 Communications Holdings, Inc. (NYSE: LLL) announced today that L-3 Communications Corporation, its wholly owned subsidiary, has completed an offering of $400 million principal amount of 6 1/8% Senior Subordinated Notes due 2013, with interest payable semi-annually. The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, and, outside the United States, only to non-U.S. investors.

As previously announced, the proceeds of this offering will be used to redeem the company's outstanding $180 million aggregate principal amount of 8 1/2% Senior Subordinated Notes due in 2008 and for general corporate purposes.

The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Headquartered in New York City, L-3 Communications is a leading merchant supplier of Intelligence, Surveillance and Reconnaissance (ISR) systems and products, secure communications systems and products, avionics and ocean products, training devices and services, microwave components and telemetry, instrumentation, space and navigation products. Its customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers.





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L-3 COMMUNICATIONS ANNOUNCES COMPLETION OF DEBT OFFERING                  Page 2


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.


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